Exhibit (j)(1)









            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Kobren Insight Funds and to the use of our report dated February 3, 2006 on the financial statements and financial highlights of Kobren Growth Fund and Delphi Value Fund, each a series of shares of Kobren Insight Funds. Such financial statements and financial highlights appear in the 2005 Annual Reports to Shareholders which are incorporated by reference into the Statement of Additional Information.





                                                     /S/TAIT, WELLER & BAKER LLP

PHILADELPHIA, PENNSYLVANIA
APRIL 27, 2006